EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 24, 2009 with respect to the consolidated financial statements of Sutron Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2009 into the Company’s previously filed Registration Statement on Form S-8 (No. 333-125997).

/s/ Thompson, Greenspon & Co., P.C.
April 14, 2010
Fairfax, Virginia